Exhibit 99.1
Spartech Corporation
2004 Equity Compensation Plan
Article I
Purpose And Definitions
     1.1 Purpose. This Spartech Corporation 2004 Equity Compensation Plan (the “Plan”) has been established by Spartech Corporation (the “Company”) to promote the long-term financial interest of the Company and its shareholders by (i) enhancing the Company’s ability to attract and retain persons eligible to participate in the Plan, through incentive compensation opportunities that are competitive with those of other similar companies, and (ii) providing an incentive for the participants in the Plan to identify their interests with those of the Company’s other shareholders, through compensation based on the value of the Company’s Common Stock.
     1.2 Definitions.
     “Award” means a right granted to an Eligible Person to receive Options/Stock-Settled Stock Appreciation Rights, Restricted Stock or Restricted Stock Units pursuant to the Plan.
     “Board” means the Board of Directors of the Company.
     “Committee” means (i) the Governance Committee of the Board with respect to Awards to members of the Board in their capacity as directors of the Company, or (ii) the Compensation Committee of the Board with respect to all other Awards.
     “Common Stock” means the authorized common stock of the Company, subject to any adjustments under Section 2.3.
     “Company” has the meaning stated in Section 1.1.
     “Eligible Person” means:
(i)	An employee of the Company or any of its Subsidiaries, with respect to Awards of Options/Stock-Settled Stock Appreciation Rights or Restricted Stock; or

(ii)	A management or highly compensated employee of the Company or any of its Subsidiaries, with respect to Awards of Restricted Stock Units; or

(iii)	A non-employee member of the Board, with respect to Awards of Options/Stock-Settled Stock Appreciation Rights (other than Incentive Stock Options), Restricted Stock, or Restricted Stock Units.
     “Incentive Stock Option” means an Option/Stock-Settled Stock Appreciation Right which is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code.
     “Option/Stock-Settled Stock Appreciation Right” means a right whose value is based on the appreciation in value of a specified number of shares of Common Stock over a specified exercise or base price, such as a right to purchase such shares at the exercise price or a right to receive a net number of shares equal in value to the amount of such appreciation over such exercise or base price.
     “Participant” means an Eligible Person who has received an Award under the Plan.
     “Performance Units” means Restricted Stock Units wherein the number of shares to be received is based on whether and to what extent the Company’s performance has achieved certain performance goals stated in the Award.

     “Plan” has the meaning stated in Section 1.1.
     “Restricted Stock” means shares of Common Stock issued subject to certain terms and conditions stated in the Award.
     “Restricted Stock Units” means a right to receive a specified number of shares of Common Stock in the future subject to certain terms and conditions stated in the Award.
     “Subsidiary” means a corporation, limited liability company, partnership, joint venture or other business entity of which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, and any other business venture designated by the Committee in which the Company has a significant interest as determined in the discretion of the Committee.
Article II
Granting of Awards
     2.1 Participation. Subject to the other terms and conditions of the Plan, the Committee shall determine and designate, from time to time in its sole discretion, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan and who will thereby become Participants in the Plan. The Committee shall also approve the names of all persons to whom Awards are proposed to be made, and shall determine, within the limits set forth in the Plan, the type of Award, the maximum number of shares to be issued pursuant to the Award, the exercise price (if any) to be paid by the Participant, the vesting schedule (if any), and the other terms and conditions of any Award to be granted hereunder. The Committee may receive the recommendations of the officers and managers of the Company with respect thereto.
     2.2 Shares Available for Awards. As of the date hereof, there are 667,158 shares still available under the Plan from the original authorization. As of this Amendment there will be an additional 2,500,00 shares. Award shares may be issued either from authorized but unissued shares or from shares reacquired by the Company, whether purchased in the open market or in private transactions. Shares subject to issuance under Awards which expire or are cancelled without delivery of shares shall again become available for Awards under the Plan; but shares subject to issuance under Awards which are settled in cash, and shares which are withheld to pay the exercise price or tax withholding with respect to an Award, shall not be available for new Awards.
     2.3 Adjustments to Shares. Upon any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the Common Stock generally, the number and kind of shares of Common Stock available for issuance under the Plan shall be appropriately and automatically adjusted. The Committee may in its discretion provide for similar adjustments of outstanding Awards upon any of such events or in the event of any other combination or exchange of shares, spin-off, split-up, merger or consolidation or similar event affecting the Common Stock generally, in order to preserve the benefits or potential benefits of the Awards.
     2.4 Limitation on Individual Grants. No Participant may receive Awards under the Plan during any fiscal year of the Company for more than 2% of the shares of Common Stock outstanding (i.e. excluding treasury shares) as of the end of the Company’s previous fiscal year.
     2.5 Limited Delegation of Authority. Notwithstanding Section 2.1 or any other provision of the Plan, the Board may, from time to time by express resolution, pursuant to section 157(c) of the Delaware General Corporation Law and subject to such limitations as are set out in such section or included in such Board resolution, authorize one or more officers of the Company to do one or both of the following: (i) designate Eligible Persons other than the Company’s executive officers and directors to be recipients of Awards and (ii) determine the type and size of Awards to be received by such Eligible Persons.

Article III
Terms Of Awards
     3.1 Types Of Awards. Subject to the provisions of the Plan and applicable laws and regulations, Awards may be made in the form of (i) Options/Stock-Settled Stock Appreciation Rights, (ii) Restricted Stock, or (iii) Restricted Stock Units. The terms and conditions of each Award shall be determined by the Committee in its sole discretion and may include, by way of example, continued service with the Company for a stated period of time and/or the attainment of stated performance goals by the Participant, the Company or any business unit thereof.
     3.2 Terms of Options/Stock-Settled Stock Appreciation Rights.
     (a) With respect to each Option/Stock-Settled Stock Appreciation Right, the Committee shall determine in its discretion the terms of the Award, including without limitation:
(i)	The exercise or base price per share, provided that the exercise or base price shall not be less than the fair market value of the shares subject to the Award on the date the Award is granted, or if greater, the par value of the shares. Except as incidental to adjustments under Section 2.3, the exercise or base price of an outstanding Option/Stock-Settled Stock Appreciation Right may not be decreased after the date of grant, nor may an outstanding Option/Stock-Settled Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option/Stock-Settled Stock Appreciation Right with a lower exercise or base price.

(ii)	The times at which any Option/Stock-Settled Stock Appreciation Right granted hereunder may be exercised, including the times at which, and/or the conditions subject to which, the Option/Stock-Settled Stock Appreciation Right will first become exercisable in whole or in part, which may include, by way of example and not limitation, continued service with the Company for a stated period of time and/or the attainment of stated performance goals by the Participant, the Company or any business unit thereof.

(iii)	Such other terms as the Committee may deem appropriate, including without limitation the procedures for exercising the Option/Stock-Settled Stock Appreciation Right, the manner of payment of the exercise price and any tax withholding obligations, and any restrictions on the exercise or transfer of the Option/Stock-Settled Stock Appreciation Right or on the transfer of the underlying Shares.

(iv)	No Option/Stock-Settled Stock Appreciation Right granted under the Plan shall contain any “reload” provision entitling the optionee or holder to the automatic grant of additional options or rights in connection with any exercise of the original Award.
     3.3 Terms of Incentive Stock Options. In addition to the other provisions of the Plan, Incentive Stock Options shall be subject to all laws and regulations from time to time applicable to “incentive stock options,” and shall be subject to the following specific provisions:
(i)	Members of the Board who are not also employees may not receive Incentive Stock Options.

(ii)	No Incentive Stock Option shall be exercisable in whole or in part later than the day preceding the 10th anniversary of the grant date.

(iii)	Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant to whom it is granted only by such Participant.

(iv)	An Incentive Stock Option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent company (A) shall have an exercise price at least 110% of the fair market value of the shares subject to the

Incentive Stock Option on the date the Incentive Stock Option is granted and (B) shall not be exercisable after the expiration of five years from the date the Incentive Stock Option is granted.
To the extent that an Incentive Stock Option does not meet the requirements of Section 422(b) of the Internal Revenue Code the Award shall not be void but shall be treated as an Option/Stock-Settled Stock Appreciation Right other than an Incentive Stock Option. No Participant shall have any claim for damages or any other recourse against the Company, the Board or the Committee because of the failure of any Option/Stock-Settled Stock Appreciation Right to be an “incentive stock option.”
     3.4 Rights of Holders of Restricted Stock. Except as otherwise provided in an individual Award, a Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.
     3.5 Rights of Holders of Restricted Stock Units. Subject to the restrictions set forth in an individual Award, a Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded (or in the case of Performance Units, more or less than one share depending on whether and to what extent the Company’s performance has achieved the performance goals stated in the Award), at which time the Company shall issue to each such Participant that number of shares of Common Stock. Except as otherwise provided in an individual Award, a Participant who receives Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as shares for such Common Stock are issued to the Participant.
     3.6 Vesting. Awards to employees of the Company or a Subsidiary may not vest earlier than at a rate of 33-1/3% per year from the date of grant, except upon the death, disability or retirement of the employee or a change in control of the Company.
     3.7 Awards to Be in Writing. The grant, terms and conditions of each Award shall be evidenced by a written agreement or other written documentation, a copy of which shall be provided to the Participant. The Committee may require the Participant to execute such agreement or otherwise accept the grant and terms as a condition of the Award. In the event of any irreconcilable inconsistency between the provisions of the Plan and the terms or conditions of an Award, the provisions of the Plan shall govern.
     3.8 Limitation of Implied Rights. Neither a Participant nor any other person shall acquire any right in or title to any assets, funds or property of the Company or any Subsidiary by reason of participation in the Plan or the grant of any Award. Neither the Plan nor any Award will constitute a contract of employment or give any Eligible Person any right to be retained in the employ of the Company or a Subsidiary. No Eligible Person or Participant will have any right under the Plan or any Award or as a shareholder of the Company except to the extent such right has accrued under the terms of the Plan and the Award.
Article IV
Administration; Term And Amendment
     4.1 Administration. The Plan shall be administered by the Committee, which may in its discretion interpret the Plan; establish, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan; and make all determinations necessary or advisable for the operation of the Plan. Subject to the provisions of the Plan, the charter and bylaws of the Company and applicable laws, all ultimate powers of approval shall be vested in the Committee as a body, and the Committee shall have absolute and final discretion with respect to all determinations under the Plan.
     4.2 Approval; Duration. Subject to the approval of the shareholders of the Company at the Company’s 2004 annual meeting of its shareholders, the Plan shall become effective as of the date of such meeting. Awards may be made from time to time thereafter in the discretion of the Committee, but no Awards shall be made hereunder after December 31, 2010. The Plan shall continue until all shares of Common Stock subject to outstanding Awards have been issued and no Awards remain outstanding.
     4.3 Amendments and Termination. The Board may at any time amend or terminate the Plan; provided that no amendment may, without the further approval of the Company’s shareholders, (i) materially increase the maximum amount of Common Stock that may be issued pursuant to Awards hereunder (except for adjustments under Section 2.3), or (ii) expand the types of Awards that may be granted, or (iii) materially extend the term of the Plan, or (iv) permit the granting of Options/Stock-Settled Stock Appreciation Rights with an exercise or base price less than fair market value, or (v) permit the repricing of outstanding Options/Stock-Settled Stock Appreciation Rights (except for adjustments under Section 2.3), or (vi) increase the maximum number of shares which may be granted to any single Participant. Any amendment shall comply with all applicable rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission. No amendment or termination may adversely affect the rights of any Participant which exist on the date the amendment or termination becomes effective, without the written consent of the Participant.
Adopted by the Board of Directors December 11, 2003.
Approved by the Shareholders March 10, 2004.
Amended by the Board of Directors September 22, 2006.
Amended by the Shareholders March 10, 2009.